Exhibit 10.40

AIRCRAFT TIME SHARING AGREEMENT

Dated as of the 27th day of February, 2018

by and between

Zimmer, Inc.,

as Time Share Lessor

and

Bryan C. Hanson,

as Time Share Lessee

*     *     *

INSTRUCTIONS FOR COMPLIANCE WITH

“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23

Within 24 hours after execution of this Agreement:

mail a copy of the executed document to the

following address via certified mail, return receipt requested:

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

At least 48 hours prior to the first flight to be conducted under this Agreement:

provide notice of the departure airport and proposed time of departure of said first flight, by telephone or facsimile, to the Flight Standards

District Office located nearest the departure airport.

Carry a copy of this Agreement in the aircraft at all times.

*     *     *

Exhibit 10.40

This AIRCRAFT TIME SHARING AGREEMENT (the “Agreement”) is made and effective as of the 27th day of February, 2018 (the “Effective Date”), by and between Zimmer, Inc., a Delaware corporation (“Time Share Lessor” or “Company”), and Bryan C. Hanson, an individual (“Time Share Lessee” or “Executive”).

W I T N E S S E T H:

WHEREAS, Company is a subsidiary of Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”);

WHEREAS, Executive is President and Chief Executive Officer of Parent;

WHEREAS, Company possesses and operates the Aircraft described and referred to herein within the scope of and incidental to its own business;

WHEREAS, from time to time, Executive may desire to lease the Aircraft with a flight crew from Company on a non-exclusive time share basis as defined in Section 91.501(c)(1) of the FAR;

WHEREAS, in accordance with such policy or policies that have been or hereafter may be approved or adopted by the Board of Directors of Parent, or the Compensation and Management Development Committee thereof (“Policies”), Company is willing from time to time to lease the Aircraft, with a flight crew, on a time share basis, to Executive; and

WHEREAS, during the Term of this Agreement, the Aircraft will be subject to use by Company and may be subject to use by one or more other third parties.

NOW, THEREFORE, the parties agree as follows:

1.	Definitions. The following terms shall have the following meanings for all purposes of this Agreement:

“Aircraft” means the aircraft described in any Supplement or Supplements hereto executed by Company and Executive substantially in the form of Exhibit A hereto (collectively, the “Aircraft” and, individually, an “Aircraft).

“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.

“DOT” means the United States Department of Transportation or any successor agency.

“FAA” means the Federal Aviation Administration or any successor agency.

“FAR” means collectively the Aeronautics Regulations of the FAA and the DOT, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.

“Operational Control” has the same meaning given the term in Section 1.1 of the FAR.

“Pilot in Command” has the same meaning given the term in Section 1.1 of the FAR.

“Supplement” shall mean each Aircraft Time Sharing Supplement executed under this Agreement by the parties hereto substantially in the form of Exhibit A hereto, covering one or more particular Aircraft and incorporating by reference the terms and provisions of this Agreement.

“Term” means the entire period from the Effective Date to the date this Agreement is terminated pursuant to Section 3.

2.	Agreement to Lease. Company agrees to lease the Aircraft to Executive from time to time on an “as needed and as available” basis, and to provide a fully qualified flight crew for all flight operations, in accordance with the terms and conditions of this Agreement.  Nothing contained herein shall obligate or entitle Executive to any minimum usage of the Aircraft.  Company shall have the right to add or substitute aircraft of similar type, quality, and equipment, and to remove aircraft from the fleet, from time to time during the term of this Agreement.  Company and Executive shall execute one or more Supplements to add Aircraft to this Agreement.

3.

Term.  This Agreement will commence on the Effective Date and will terminate on the earlier to occur of the following: (i) termination of this Agreement by either party with or without cause upon thirty (30) days written notice to the other party; and (ii) the date Executive is no longer employed as President and Chief Executive Officer of Parent.

4.

Applicable Regulations.  The parties hereto intend that this Agreement shall constitute, and this Agreement shall be interpreted as, a Time Sharing Agreement as defined in Section 91.501(c)(1) of the FAR.  The parties agree that for all flights under this Agreement, the Aircraft shall be operated under the pertinent provisions of Subpart F of Part 91 of the FAR.  If any provision of this Agreement is determined to be inconsistent with any of the requirements of the provisions of Subpart F of Part 91 of the FAR, such provision shall be deemed amended in any respect necessary to bring it into compliance with such requirements.

5.

Non-Exclusivity.  Executive acknowledges that each Aircraft is leased to Executive hereunder on a non-exclusive basis, and that the Aircraft will also be subject use by Company and may also be subject to non-exclusive leases and leased to others during the Term.

6.

Flight Charges.  For each flight conducted under this Agreement, Executive shall pay Company an amount equal to the actual direct operating expenses of such flight, but only to the extent authorized by FAR Section 91.501(d) as in effect from time to time. As of the effective date of this Agreement, such payment from Executive to Company for any specific flight shall not exceed:

6.1	fuel, oil, lubricants, and other additives;

6.2travel expenses of the crew, including food, lodging and ground transportation;

6.3hangar and tie down costs away from the Aircraft’s operating base;

6.4insurance obtained for the specific flight;

6.5landing fees, airport taxes and similar assessments;

6.6customs, foreign permit, and similar fees directly related to the flight;

6.7in-flight food and beverages;

6.8passenger ground transportation;

6.9flight planning and weather contract services; and

6.10an additional charge equal to 100% of the expenses listed in Section 6.1.

7.

Invoices and Payment.  Company will pay all expenses related to the operation of the Aircraft when incurred and will provide quarterly invoices to Executive for the expenses enumerated in Section 6 above.  Company and Executive acknowledge that, with the exception of the expenses for in-flight food and beverages and passenger ground transportation, the payment of these expenses is subject to the federal excise tax imposed under Section 4261 of the Internal Revenue Code.  Executive shall reimburse Company for the expenses authorized by FAR Section 91.501(d) plus applicable federal excise taxes within thirty (30) calendar days after receipt of the related invoice.  Company agrees to collect and remit to the Internal Revenue Service for the benefit of Executive all such federal excise taxes.

8.

Operating Base. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be Warsaw Municipal Airport in Warsaw, Indiana, unless changed by Company, in which event Company shall notify Executive of the new permanent base of operation of the Aircraft.

9.	Scheduling Flights.

9.1	In the event that Executive desires to use the Aircraft pursuant to this Agreement, Executive will so notify Company and will provide Company with requests for flight time and proposed flight schedules as far as possible in advance of any given flight.  Requests for flight time shall be in a form, whether oral or written, mutually convenient to and agreed upon by Company and Executive.  In addition to proposed schedules and flight times, Executive shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by Company or Company’s flight crew: proposed departure point; destination; date and time of flight; the identity and relationship to Executive of anticipated passengers; the nature and extent of luggage and/or cargo to be carried; the date and time of return flight, if any; and any other information concerning the proposed flight that may be pertinent or required by Company or Company’s flight crew.

9.2

Company shall have final authority over the scheduling of the Aircraft.  Company shall at all times be entitled to preempt any scheduled, unscheduled, and anticipated use of the Aircraft by Executive, notwithstanding any prior approval by Company of a request by Executive to schedule a flight.

10.

Title and Registration.  Executive acknowledges that title to the Aircraft shall remain vested in the owner(s) thereof as shown on the applicable Supplement.  Executive undertakes, to the extent permitted by Applicable Law, to do all such further acts, deeds, assurances or things as, in the reasonable opinion of such owner(s) and/or Company, may be necessary or desirable in order to protect or preserve each such owner’s title to the Aircraft.

11.

Aircraft Maintenance.  Company shall be solely responsible for maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft and shall take such requirements into account in scheduling the Aircraft.  No period of maintenance, preventative maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all Applicable Laws, and within the sound discretion of the Pilot in Command.

12.

Flight Crew.  Company shall provide to Executive a qualified flight crew for each flight conducted in accordance with this Agreement.  The members of the flight crew may be either employees or independent contractors of Company.  In either event, the flight crew shall be and remain under the exclusive command and control of Company in all phases of all flights conducted hereunder.

13.

Operational Control. THE PARTIES EXPRESSLY AGREE THAT COMPANY SHALL HAVE AND MAINTAIN OPERATIONAL CONTROL OF THE AIRCRAFT FOR ALL FLIGHTS OPERATED UNDER THIS AGREEMENT, AND THAT THE INTENT OF THE PARTIES IS THAT THIS AGREEMENT CONSTITUTE A “TIME SHARING AGREEMENT” AS SUCH TERM IS DEFINED IN SECTION 91.501(C)(1) OF THE FAR.  COMPANY shall exercise exclusive authority over initiating, conducting, or terminating any flight conducted ON BEHALF OF EXECUTIVE pursuant to this Agreement.

14.

Authority of Pilot in Command.  Notwithstanding that Company shall have Operational Control of the Aircraft during any flight conducted pursuant to this Agreement, Company and Executive expressly agree that the Pilot in Command, in his or her sole discretion, may terminate any flight, refuse to commence any flight, or take any other flight-related action which, in the judgment of the Pilot in Command, is necessary to ensure the safety of the Aircraft, the flight crew, the passengers, and/or persons and property on the ground. The Pilot in Command shall have final and complete authority to postpone or cancel any flight for any reason or condition which in his or her judgment would compromise the safety of the flight. No such action of the Pilot in Command shall create or support any liability of Company to Executive for loss, injury, damage or delay.

15.

No Liability for Failure to Furnish the Aircraft.  The Company and Executive agree that Company shall not be liable to Executive or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

16.

Insurance; Risk of Loss.  Company will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of the Aircraft. Such insurance shall name Executive as an additional insured and contain a waiver of subrogation against Executive.  The risk of loss during the period when an Aircraft is operated on behalf of Executive under this Agreement shall remain with Company, and Company will retain all rights and benefits with respect to the proceeds payable under policies of hull insurance maintained by Company that may be payable as a result of any incident or occurrence while an Aircraft is being operated on behalf of Executive under this Agreement.

17.

Insurance as Sole Recourse.  Company and Executive agree that the insurance specified in Section 16 shall provide the sole recourse to Executive, his family members or guests on the Aircraft, their personal representatives and any person claiming by, through or under them (collectively, the “Lessee Parties”) for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys’ fees and expenses (each, a “Claim” and collectively, the “Claims”) for or on account of, or arising out of, or in any way connected with Company’s breach of this Agreement or possession, maintenance, storage, use or operation of the Aircraft, including injury to or death of any persons, which may result from, arise out of, or is in any way connected with the possession, maintenance, storage, use or operation of the Aircraft during the term of this Agreement. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL COMPANY OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES OR AGENTS BE LIABLE TO ANY OF THE LESSEE PARTIES OR ANY OTHER THIRD PARTIES, AS THE CASE MAY BE, FOR (I) ANY CLAIMS IN EXCESS OF THE AMOUNT PAID TO ANY OF THE LESSEE PARTIES OR ANY OTHER THIRD PARTIES, AS APPLICABLE, BY COMPANY’S INSURANCE CARRIER, OR (II) ANY INDIRECT, SPECIAL, CONSEQUENTIAL AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON, INCLUDING ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.

18.	Representations and Warranties. Executive represents and warrants that:

18.1

Executive will use the Aircraft solely for and on account of Executive’s own business or personal use and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire.

18.2

Executive shall refrain from incurring any mechanic’s or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and he shall not attempt to convey, mortgage, assign, lease, sublease, or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien.

18.3

During the Term of this Agreement, Executive will abide by and conform to all Applicable Laws as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing lessee.

19.

Counterparts; Electronic Signatures.  This Agreement and any Supplement hereunder may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties through electronic means or methods shall be deemed to be their original signatures for all purposes

20.

Entire Agreement. The Polices, this Agreement and each relevant Supplement hereunder constitute the entire agreement of the parties pertaining to the subject matter of this Agreement and supersede all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.

21.

Prohibited or Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction.  To the extent permitted by Applicable Law, each of Company and Executive hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect.

22.

Binding Effect; Assignment.  This Agreement and any Supplements hereunder, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by, the parties and their respective successors and assigns; provided, however, that no party may assign any of its rights under this Agreement or any Supplement and any such purported assignment shall be null, void and of no effect.

23.	Headings. The section headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.

24.	Amendment. This Agreement may be amended only by a written agreement signed by the parties.

25.	Survival. All representations, warranties, covenants and agreements of the parties contained in this Agreement and any Supplement hereunder shall survive the Term of this Agreement.

26.

No Waiver. No delay or omission in the exercise or enforcement or any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy.  All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive, and in addition to all other rights and remedies which either party possesses at law or in equity.

27.

Notices.  All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

If to Company:Zimmer, Inc.
345 East Main Street
Warsaw, IN 46580

Attn:Barry Lintz

If to Executive:Bryan C. Hanson

Zimmer Biomet Holdings, Inc.

345 East Main Street

Warsaw, IN 46580

28.

Governing Law.  This Agreement has been negotiated and delivered in the State of Indiana and shall in all respects be governed by, and construed in accordance with, the laws of the State of Indiana, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.

29.

Jurisdiction and Venue.  Exclusive jurisdiction and venue over any and all disputes between the parties arising under this Agreement shall be in, and for such purpose each party hereby submits to the jurisdiction of, the state and federal courts serving the State of Indiana.

30.

DISCLAIMER.  EACH AIRCRAFT IS BEING LEASED BY THE COMPANY TO THE EXECUTIVE HEREUNDER ON AN “AS IS, WHERE IS,” BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE EXECUTIVE.  THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND COMPANY HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE

AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT COMPANY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AND AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.  EXECUTIVE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF COMPANY AND RIGHTS, CLAIMS AND REMEDIES OF EXECUTIVE AGAINST COMPANY, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF COMPANY, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

31.	TRUTH IN LEASING.

COMPANY HEREBY CERTIFIES THAT EACH AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE EXECUTION OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91.  EACH OF COMPANY AND EXECUTIVE CERTIFIES THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED BY COMPANY IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91.

COMPANY ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT ON BEHALF OF EXECUTIVE UNDER THIS AGREEMENT, COMPANY SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF SUCH AIRCRAFT.  EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES SET FORTH HEREIN FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

Exhibit 10.40

IN WITNESS WHEREOF, the parties have executed this Aircraft Time Sharing Agreement as of the date and year first written above.

COMPANY:

ZIMMER, Inc.

By:/s/ Chad F. Phipps

Print:  Chad F. Phipps

Title:  Senior Vice President, General Counsel & Secretary

EXECUTIVE:

Bryan C. Hanson

/s/ Bryan C. Hanson

Exhibit 10.40

Exhibit A

AIRCRAFT TIME SHARING SUPPLEMENT NO. 1

THIS AIRCRAFT TIME SHARING SUPPLEMENT NO. 1 (this "Supplement") is entered into as of February 27, 2018 by and between Zimmer, Inc. (“Company”) and Bryan C. Hanson (“Executive”).

Company and Executive are parties to that Aircraft Time Sharing Agreement between them dated as of February 27, 2018 (the “Agreement”), the terms and provisions of which Agreement are incorporated herein by this reference. This Supplement is entered into by the parties in order to add further aircraft to the Agreement.

1.

Executive engages Company to provide, and Company agrees to provide to Executive, the use from time to time of the aircraft described below (the “Aircraft”) upon all of the terms and provisions of the Agreement as supplemented by this Supplement:

U.S. Registration Number	Make and Model	Manufacturer’s Serial Number	Owner/ Holder of Legal Title
N605ZH	Bombardier Inc. model CL-600-2B16 (Challenger 605)	5738	Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under trust agreement dated as of April 3, 2006
N710MT	Textron Aviation Inc. model 560XL (Citation Excel)	560-5332	Biomet Leasing Inc.

2.	As compensation for the services to be rendered under the Agreement as supplemented hereby, Executive shall reimburse to Company certain of Company’s costs, as provided more fully in the Agreement.

3.

The term of this Supplement shall commence as of the 27th day of February, 2018 and shall extend until the expiration of the Agreement, unless earlier terminated in accordance with the terms of the Agreement.

4.

The parties acknowledge and agree that, notwithstanding any other term or provision hereof, the rights of Executive to use the Aircraft hereunder are (a) subject to all terms and provisions of the lease agreements with respect thereto between the lessors thereof and the Company and (b) subordinate to the rights of the respective lessors thereof and their secured lenders.

IN WITNESS WHEREOF, Company and Executive have executed this Aircraft Time Sharing Supplement No. 1 as of the day and year first above written.

COMPANY:

ZIMMER, Inc.

By:/s/ Chad F. Phipps

Print:  Chad F. Phipps

Title:  Senior Vice President, General Counsel & Secretary

EXECUTIVE:

Bryan C. Hanson

/s/ Bryan C. Hanson

A-1